Exhibit 24

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Tod R. Hamachek and Jennifer L. Good and each of them, severally as attorney-in-fact for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Penwest Pharmaceuticals Co. for the fiscal year ended December 31, 2001, and to file same and any amendments, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done virtue hereof.

SIGNATURE	DATE
/s/ Paul E. Freiman Paul E. Freiman, Director	March 29, 2002

/s/ Jere E. Goyan, Ph.D. Jere E. Goyan, Ph.D., Director	March 29, 2002

/s/ Rolf H.Henel Rolf H. Henel, Director	March 29, 2002

/s/ Robert J. Hennessey Robert J. Hennessey, Director	March 29, 2002

/s/ N. Stewart Rogers N. Stewart Rogers, Director	March 29, 2002

/s/ John N. Staniforth, Ph.D. John N. Staniforth, Ph.D., Director	March 29, 2002

/s/ Anne M. VanLent Anne M. VanLent, Director	March 29, 2002